Exhibit 5.2

LAMP, O’DELL, BARTRAM, LEVY & TRAUTWEIN, PLLC
ATTORNEYS AND COUNSELORS AT LAW

SUITE 700
ROBERT M. LEVY	1108 THIRD AVENUE	LEGAL ASSISTANTS:
JAMES D. LAMP*	POST OFFICE BOX 2488	DONNA G. LOSEY, CLA
DONALD B. O’DELL*	HUNTINGTON, WEST VIRGINIA 25725	LINDA C. COBB
STEVEN R. BARTRAM †
RANDALL L. TRAUTWEIN	TELEPHONE (304) 523-5400
MATTHEW J. PERRY†	TELECOPIER (304) 523-5409
MICHAEL L. POWELL ††

*	ALSO ADMITTED IN KY
†	ALSO ADMITTED IN OH
††	ALSO ADMITTED IN FL

December 12, 2008

File No: 1771

Board of Directors
First Sentry Bancshares, Inc.
823 Eighth Street
Huntington, West Virginia 25701

Ladies and Gentlemen:

          We have been asked by First Sentry Bancshares, Inc., a West Virginia corporation (the “Company”) to render an opinion regarding the legality under West Virginia Law of the issuance of an aggregate of 455,000 shares of common stock, par value $1.00 per share (the “Shares”) of the Company in connection with the merger of Guaranty Financial Services, Inc. (“Guaranty”) with and into the Company. In rendering the opinion set forth below, we have reviewed the Articles of Incorporation and Bylaws of the Company, the Agreement and Plan of Merger by and between the Company and Guaranty (the “Merger Agreement’) and resolutions authorizing the merger and related matters thereto. We do not express any opinion concerning law other than the corporate law of the State of West Virginia.

          Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when issued and sold as contemplated in the Registration Statement on Form S-4 (the “Registration Statement”) and the Merger Agreement will be validly issued and outstanding, fully paid and non-assessable.

          We consent to the filing of this opinion as an Exhibit to the Registration Statement. The law firm of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. may rely on this opinion for its opinion relating to the registration of the Shares on the Company’s Registration Statement.

Very truly yours,

/s/ Robert M. Levy

Robert M. Levy